 EXHIBIT 32.1

Certification of Chief Executive Officer of Citizens, Inc. Pursuant to 18 U.S.C. §1350

I, Jon Stenberg, certify that:

In connection with the Quarterly Report on Form 10-Q of Citizens, Inc. (the "Company") for the period ended September 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jon Stenberg, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Jon Stenberg
Name:	Jon Stenberg
Title:	Chief Executive Officer and President

Date:	November 7, 2024